Exhibit 99.1

VIRGINIA FINANCIAL GROUP, INC. AND FNB CORPORATION ANNOUNCE APPROVAL BY BANKING REGULATORS AND REVISED TIMELINE FOR MERGER

Charlottesville and Christiansburg, Virginia, December 4, 2007. Virginia Financial Group, Inc. (VFG) (NASDAQ:VFGI) and FNB Corporation (FNB) (NASDAQ:FNBP) report the approval of their merger of equals transaction by banking regulators and announced today that the merger is now anticipated to close during the first quarter of 2008.

“We are very pleased that the merger has received all necessary regulatory approvals from our banking regulators, the Federal Reserve Board and the Virginia State Corporation Commission. However, we did not wish to mail our proxy materials during the holiday season, because we wanted to give our shareholders an ample opportunity to review and evaluate the materials. Therefore, while we had hoped to close our transaction prior to year end, the timetable will extend slightly past that date,” said Bill Heath, President and Chief Executive Officer of FNB. “Now that we have authority from our banking regulators, we stand ready to obtain shareholder approvals and consummate the transaction as soon as possible. In the meantime, we will continue to work diligently with our integration efforts in order that we deliver in a timely manner the many benefits of this merger of equals to our shareholders, customers, and communities,” said O. R. Barham, Jr., President and Chief Executive Officer of VFG.

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. VFG is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. VFG maintains a network of 35 branches and two loan production offices serving Central, North Central, and Southwest Virginia. It also maintains five trust and investment service offices in the same markets. The common stock of VFG is traded on the NASDAQ Global Select Market under the symbol “VFGI.”

FNB, through the activities of its affiliate, First National Bank, headquartered in Christiansburg, operates 27 full-service branches and two loan production offices. FNB offers a range of commercial and retail banking products and services including checking, savings and time deposits, individual retirement accounts, merchant bankcard processing, residential and commercial mortgages, home equity loans, consumer installment loans, agricultural loans, small business, and FHA and SBA guaranteed loans, commercial loans, lines and letters of credit as well as trust services and investment products. The common stock of FNB is traded on NASDAQ Global Select Market under the symbol “FNBP.”

Additional Information About The Companies and The Merger

In connection with the merger, VFG has filed a preliminary registration statement, which includes a joint proxy statement/prospectus to be sent to each company’s stockholders, and each of VFG and FNB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about VFG and FNB, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing FNB’s website (http://www.fnbonline.com under “Investor Relations/SEC Filings”) or by accessing VFG’s website (http://www.vfgi.net under “SEC Filings and Other Documents”).

VFG and FNB and their directors, certain of their executive officers and the members of FNB Shareholders for Progress are participants in the solicitation of proxies from the stockholders of VFG and/or FNB, respectively, in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of stockholders, as filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of stockholders filed with the SEC on March 30, 2007. Information about the members of FNB Shareholders for Progress is contained in the Schedule 14A filed by FNB on November 14, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of VFG and FNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of VFG and FNB, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of VFG and FNB and their respective subsidiaries include, but are not limited to: the risk that the businesses of VFG and/or FNB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.